UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Letter Agreement with Michael Simpson

On February 7, 2011, Orthofix International N.V. and its subsidiary Orthofix Inc. (collectively, the “Company”) entered into a separation letter agreement with Michael Simpson, its President, Global Spine Business Unit (the “Letter Agreement”). Under the terms of the Letter Agreement, Mr. Simpson will cease to serve as an officer and employee of the Company on February 17, 2011. The Letter Agreement provides that, in addition to receiving his base salary for work performed through February 17, 2011, Mr. Simpson will be paid (i) $180,000, representing all accrued unused vacation and earned but unpaid bonuses for the 2010 calendar year, no later than March 15, 2011, and (ii) $465,000, representing all additional severance payment amounts owed to Mr. Simpson under his pre-existing employment agreement with the Company, on August 18, 2011. The Letter Agreement provides that all of Mr. Simpson’s Company stock options, which will accelerate by their pre-existing terms on February 17, 2011 to the extent not previously vested, shall expire and be forfeited if not exercised by August 17, 2011. The Letter Agreement also contains cooperation provisions and an agreement by the Company to continue to advance certain specified legal expenses. The foregoing description does not constitute a complete summary of the terms of the Letter Agreement and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Letter Agreement, dated February 7, 2011, between Orthofix Inc. and Michael Simpson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Brian McCollum
Brian McCollum Interim Chief Financial Officer and Senior Vice President of Finance

Date: February 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Letter Agreement, dated February 7, 2011, between Orthofix Inc. and Michael Simpson.